UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 15, 2008
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
     On June 15, 2008, Goodrich Petroleum Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Chesapeake Louisiana, L.P., an Oklahoma limited partnership (“Chesapeake”) and a subsidiary of Chesapeake Energy Corporation, an Oklahoma Corporation. The Purchase Agreement provides for the acquisition by Chesapeake of certain oil and natural gas properties in northwestern Louisiana, rights and related assets from the Company. The aggregate cash purchase price to be paid by Chesapeake is approximately $178.6 million, subject to customary closing and post-closing adjustments. The transaction is expected to close on or before July 15, 2008.
     The property to be acquired by Chesapeake consists of approximately 10,250 net acres of oil and natural gas leasehold comprised of a 20% working interest in approximately 25,000 net acres in the Bethany-Longstreet field located in Caddo and DeSoto Parishes and a 50% working interest in approximately 10,500 net acres in the Longwood field located in Caddo Parish. The Company is retaining the shallow rights and the existing production and reserves with respect to its 70% interest in the Bethany-Longstreet field and its 100% interest in the Longwood field, as well as its interest in both the shallow and Haynesville Shale rights on all of its East Texas assets.
     Pursuant to the Purchase Agreement, the Company and Chesapeake have agreed to enter into an Exploration Agreement for the joint drilling of the Haynesville Shale rights in the Bethany-Longstreet field and the Longwood field. The form of Exploration Agreement, attached to the Purchase Agreement as Exhibit B, contemplates a 50% participation percentage for both the Company and Chesapeake and will govern ongoing operations after the closing of the sale. The form of Exploration Agreement provides that Chesapeake shall be the Operator and that the maximum quarterly expenditure budget for joint operations on these properties shall be $50.0 million.
     A copy of the Purchase Agreement and accompanying form of Exploration Agreement is filed as Exhibit 2.1 to this report and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     The Company issued a press release on June 16, 2008 to announce the Chesapeake transaction. A copy of the press release is furnished as Exhibit 99.1 to this report.
     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, between Goodrich Petroleum Company, L.L.C. and Chesapeake Louisiana, L.P., dated as of June 15, 2008.

99.1	Press Release dated June 16, 2008.

†	Pursuant to the rules of the Commission, Exhibit A and Exhibit A-1 to the Agreement, both containing technical descriptions of the property to be purchased, have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted Exhibit to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: June 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Purchase and Sale Agreement, between Goodrich Petroleum Company, L.L.C. and Chesapeake Louisiana, L.P., dated as of June 15, 2008.

99.1	Press Release dated June 16, 2008.

†	Pursuant to the rules of the Commission, Exhibit A and Exhibit A-1 to the Agreement, both containing technical descriptions of the property to be purchased, have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted Exhibit to the Commission upon request.